Exhibit 99.1

Ocean Bio-Chem, Inc. CEO in Interview Explains Its New Disinfectant Effective and Safe against Viruses, Germs, Bacteria

--Launching Product in Numerous Huge Markets--

FORT LAUDERDALE, FL--(PR Newswire – December 18, 2014 - Ocean Bio-Chem, Inc. (NASDAQ: OBCI) said today in an interview with CEOLIVE.TV that its new product, Performacide®, kills bacteria, mold, mildew and non-enveloped viruses that the CDC has issued guidance on including a disinfectant for Ebola.

Performacide®, has been approved and registered with the United States Environmental Protection Agency, as well as all 50 state environmental agencies. The CEO interview can be viewed in its entirety at:https://www.youtube.com/watch?v=qeSLD2juFzk Ocean Bio-Chem owns 100 percent of the patents for the chlorine dioxide generating system which allows retail as well as commercial applications to safely and efficiently use Performacide®. The product has already been sent to Africa to aid in the fight against the Ebola virus.

Ocean Bio-Chem. Inc. President and CEO Peter Dornau in the interview said the Company has added a Vice President of Sales & Marketing to market and sell this product to potential large markets, including hospitals, cruise ship lines, veterinary offices, food processing and the household retail sector.

Jeff Barocas, CFO, said, “There will be no patent royalty payments and no partners. One hundred percent of the profit from the sale of the products will accrue to Ocean Bio-Chem after buying out our partners earlier in the year.”

Mr. Dornau also explained that Performacide® can safely kill the microorganisms that prematurely destroy food and that the Company is studying applications in that sector also.

Ocean Bio-Chem, Inc. is principally engaged in the manufacturing, marketing and distribution of a broad line of appearance and maintenance products for boats, recreational vehicles, automobiles, power sports, outdoor power equipment and motorcycle markets under the Star brite® StarTron® and other trademarks within the United States of America and Canada. In addition, the Company produces private label formulations of many of its products for various customers and provides custom blending and packaging services for these and other products. It manufactures its products in a 300,000 square foot facility in Montgomery, Alabama, from which they are distributed across the globe.

The Company trades publicly under NASDAQ Capital Markets, Ticker Symbol: OBCI.

The Company's web sites are:
www.oceanbiochem.com, www.Starbrite.com, www.Startron.com and www.nos-guard.com, www.performacide.com

Exhibit 99.1

About CEOLIVE.TV:

CEOLIVE is an investor media provider featuring publicly traded companies. Presentations address topics related to the company's business performance and strategy but are not intended to provide the first announcement of material information or developments. They will discuss matters announced through other channels or that are not themselves considered material information under securities laws, even though the matters may be important to shareholders. To find out more, please visit: http://www.ceolive.tv.

Forward-looking Statements:

Certain statements contained in this Press Release including without limitation expectations as to future sales and operating results, constitute forward-looking statements. For this purpose, any statements contained in this report that are not statements of historical fact may be deemed forward-looking statements. Without limiting the generality of the foregoing, words such as "believe," "may," "will," "expect," "anticipate," "intend," "could" including the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that may affect these results include, but are not limited to, the highly competitive nature of our industry, reliance on certain key customers, changes in consumer demand for marine, recreational vehicle and automotive products, advertising and promotional efforts, exposure to market risks for changes in interest rates and in foreign exchange rates, and other factors.

Contacts:

Peter Dornau

President & CEO

pdornau@starbrite.com

954-587-6280

Jeff Barocas
Vice President & CFO

Jbarocas@starbrite.com

954-587-6280

Paul Knopick
E & E Communications
pknopick@eandecommunications.com
940-262-3584